SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):
May 19, 2006

EQUITEX, INC.
(Exact name of registrant as specified in charter)

Delaware	0-12374	84-0905189
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

7315 East Peakview Avenue
Englewood, Colorado 80111
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (303) 796-8940

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 17, 2006, the Registrant received notification from The Nasdaq Stock Market that the Registrant’s acquisition of Hydrogen Power, Inc., as disclosed in Item 3.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2006, was considered a “reverse merger” under Marketplace Rule 4340(a) and thus subject to the Nasdaq Marketplace Rules governing such an event. The Nasdaq Staff Determination indicated that the Company failed to comply with Marketplace Rule 4340(a) and that its securities were, therefore, subject to delisting from The Nasdaq Capital Market. Under Marketplace Rule 4340(a), “an issuer must apply for initial inclusion following a transaction whereby the issuer combines with a non-Nasdaq entity, resulting in a change of control of the issuer and potentially allowing the non-Nasdaq entity to obtain a Nasdaq Listing”. As such, the Company was required to submit an initial listing application and meet the initial listing criteria on The Nasdaq Capital Market in accordance with the referenced Marketplace Rule.

Equitex filed an initial listing application with The Nasdaq Stock Market on March 9, 2006. Additionally, on March 23, 2006, Equitex exercised its right to appeal the delisting of the Company’s securities by The Nasdaq Stock Market to a Listing Qualifications Panel, which granted the Company’s request to remain listed, through May 31, 2006, while the Nasdaq Staff worked to complete its review of the Company’s listing application.

On May 19, 2006, the Company notified Nasdaq that it was withdrawing its listing application with the Nasdaq Stock Market. On May 19, 2006, the Company received notification from Nasdaq that its securities would be delisted from the Nasdaq Stock Market effective May 23, 2006.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

99.1	Press Release dated May 22, 2006. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITEX, INC.
Date: May 22, 2006	By: /s/ Thomas B. Olson Thomas B. Olson, Secretary

EXHIBIT INDEX

99.1	Press Release dated May 22, 2006. (Filed herewith)